SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Diversified Global Holdings Group, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction	(Commission File Number)
of incorporation)

800 North Magnolia, Suite 105, Orlando, FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table amends this Item and the table included in the Company’s Current Report on Form 8-K, filed May 23, 2011.  The corrected table below sets forth the sales of unregistered securities as of May 23, 2011, since the Company’s last report filed under this Item prior to that filing date.  The issuance of an aggregate of 6,000,000 shares of common stock authorized for issuance to three executives of the Company and shown in the table in this Item in the May 23, 2011, Form 8-K filing, was rescinded, ab initio, by our Board of Directors on July 19, 2011.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

May 2, 2011	2,500 shares of common stock issued with three year warrants to purchase 2,500 shares of common stock at an exercise price of $7.00 per share.	Private investor.	NA	$4.00 per share/NA
May 2, 2011 (2)	25,000 shares of preferred stock, convertible into 25,000 shares of common stock.	Private Investor.	NA	NA/NA
May 16, 2011	11,928,000 shares of common stock issued in the acquisition of 48% of the limited liability company interests in Banyan Development LLC.	One of the owners of Banyan Development LLC.	NA	$.80 per share/NA

(1) The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

(2) The purchaser of the preferred stock made a deposit for the shares of preferred stock but the pricing and terms for the issuance of the preferred stock have not been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

Date: August 23, 2011
By: /s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer